                                                                   Exhibit 3.131

                                                         1492089
                                                        ENDORSED
                                                          FILED

                                         In the office of the Secretary of State
                                                of the State of California

                                                     January 14 1991

                                            MARCH FONG EU, Secretary of State


                            ARTICLES OF INCORPORATION

                                       OF

                          Park Avenue Publishing, Inc.


                                     I. NAME

      The name of the corporation is Park Avenue Publishing, Inc.

                                   II. PURPOSE

      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                        III. AGENT FOR SERVICE OF PROCESS

      The name and address in this state of the corporation's initial agent for service of process is:

                          Alberto Lopez
                          2101 Pomona Blvd.
                          Pomona, CA 91764


                                    IV. STOCK

      The corporation is authorized to issue only one class of shares having a total number of one million shares.


                                    EXECUTION

      IN WITNESS WHEREOF, the undersigned, who is the incorporator of this incorporation, has executed these Articles of Incorporation on January 4, 1991.



                                            /s/ Alberto Lopez
                                            --------------------------------
                                            Alberto Lopez, Incorporator

                                   DECLARATION

      I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.


      Executed on January 4, 1991, at Pomona, California.


                                            /s/ Alberto Lopez
                                            --------------------------------
                                            Alberto Lopez

                                                        ENDORSED
                                                          FILED

                                         In the office of the Secretary of State
                                                of the State of California

                                                       NOV -5 1997

                                                     /s/ Bill Jones
                                              BILL JONES, Secretary of State


                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          PARK AVENUE PUBLISHING, INC.

                                   *********

      We, Michealanne Discepolo the Vice President and Ann Riposanu the Assistant Secretary of PARK AVENUE PUBLISHING, INC., a corporation duly organized and existing under the laws of State of California, do hereby certify:

1. That they are the Vice President and the Assistant Secretary, respectively, of PARK AVENUE PUBLISHING, INC., a California corporation

2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3.    The amendment so approved by the board of directors is as follows:

            Article I of the articles of incorporation of this corporation is amended to read as follows:

            "I: That the name of the corporation shall be:
                Low Rider Publishing Group, Inc."

4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is

(CA - 0928 - 1/21/91)
      the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:


Designation          Number of shares outstanding      Minimum percentage vote
                     entitled to vote or give written  required to approve
                     consent
-------------------  --------------------------------  ------------------------
Common Stock         60,000                            50.1%


6. That the number of shares of each class which gave written consent in favor if said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at 745 Fifth Avenue, New York, NY on September 9, 1997.


                                           /s/ Michealanne Discepolo
                                           -------------------------------------
                                           Michealanne Discepolo, Vice President


                                           /s/ Ann Riposanu
                                           -------------------------------------
                                           Ann Riposanu, Assistant Secretary

                                                                [SEAL]

(CA - 0928 - 1/21/91)